Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-283721, 333-286837, 333-292660, 333-276131, and 333-279902 on Form S-3 and Registration Statement Nos. 333-275126 and 333-288155 on Form S-8 of our report dated March 30, 2026, relating to the financial statements of Allurion Technologies Inc. appearing in this Annual Report on Form 10-K for the year ended December 31, 2025.

/s/ Deloitte & Touche LLP

Boston, Massachusetts

March 30, 2026